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                                REAL ESTATE LEASE

     THIS AGREEMENT OF LEASE ("Agreement" or "Lease"), made and entered into this 29th day of April, 1999, by and between Richard W. Strefling Industries, Inc. (herein the "LANDLORD"), an Indiana corporation, and Quintessence Oil Co., Inc., a ____________ corporation (herein the "TENANT").

                                   WITNESSETH:

     In consideration of the rents, covenants, and agreements hereinafter set forth, LANDLORD and TENANT hereby agree as follows:

     1. LEASED PREMISES. LANDLORD hereby leases to TENANT, and TENANT hereby leases from LANDLORD the following described real estate located in Elkhart county, State of Indiana, to-wit:

          Legal Description: See Exhibit "A" attached

together with the building and improvement located thereon and commonly known as 2932 Thorne Drive, Elkhart, Indiana (such real estate, buildings, and improvements herein being referred to as the "Premises").

     2. TERM OF LEASE. The term of this Lease shall be a period of three (3) years commencing on the 1st day of May, 1999 and ending on the 30th day of April, 2002, unless sooner terminated pursuant the terms hereof, or renewed as provided in Section 20 hereof.

     3. RENT. TENANT agrees to pay, and LANDLORD agrees to accept, as the rent for the Premises for the first year of the term the sum of One Hundred Twenty Thousand Dollars ($120,000.00) payable in the following manner: Ten Thousand Dollars ($10,000.00) concurrently with the execution of this Lease, the receipt of which is hereby acknowledged by LANDLORD; Ten Thousand Dollars ($10,000.00) on the 1st day of June, 1999, and Ten Thousand Dollars ($10,000.00) on the 1st day of each of the succeeding Eleven (11) months thereafter. On the one year anniversary of the date hereof, and on each subsequent anniversary, the rental rate shall be adjusted by multiplying the then current rental rate by a fraction, the numerator of which is the most recently available Consumer Price Index (as defined below), (the "Current CPI") and the denominator of which is the Consumer Price Index for the period ended one year prior to the date of the Current CPI. As used herein, the term Consumer Price Index means the Consumer Price Index published by the United States Department of Labor - Bureau of Labor Statistics All Urban Consumers (CPI-U), 1982-1984=100.

     Each installment shall be payable without notice or demand and without relief from valuation or appraisement laws in advance upon the first day of each month to the LANDLORD. Payment shall be made to the LANDLORD at PO Box 1647, Elkhart, Indiana 46515, or at such other place or places as the LANDLORD may hereafter designate in writing.

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     4.   ADDITIONAL RENT.

          (a) As addition rent for the Premises, TENANT agrees to pay all taxes, municipal services charges and assessments assessed against the Premises which become payable during the term of this Lease commencing with the taxes due November, 1999. TENANT shall pay directly to the appropriate governmental authority the full amount of such taxes, charges and assessments on or before the due date, and shall furnish evidence to LANDLORD showing such payments.

          (b) TENANT further agrees to pay all personal property taxes levied against any fixtures, equipment, inventory or any other personal property located at, on or upon the Premises, whether installed by TENANT or LANDLORD, and TENANT shall indemnify and defend LANDLORD for any claim of personal property taxes assessed against LANDLORD for any such property situated on the Premises during the term of this Lease. See Exhibit B


          (c) TENANT further agrees to pay as additional rent for the Premises all premiums on policies of insurance procured by LANDLORD on TENANT's behalf insuring the Premises during the term of the Lease against loss by fire, windstorm, and other perils commonly covered by extended risk insurance. LANDLORD shall maintain during the term of this Agreement limits not less than $1,000,000 on said Premises.

          (d) The failure of TENANT to pay such taxes, charges, assessments, and insurance premiums at the time such payments become due and payable shall constitute a default by TENANT under this Lease.

     5.   COVENANTS OF LANDLORD.

          (a) LANDLORD covenants and agrees that so long as TENANT is not in default in the performance of any of the conditions, payments, and provisions hereof to be made by it, TENANT may peaceably hold and enjoy the possession of the Premises during the term of this Lease without any interruption from LANDLORD or any person, firm, or corporation lawfully claiming through LANDLORD.

          (b)  LANDLORD has responsibility for the roof and structure only.

     6.   COVENANTS OF TENANT. TENANT covenants and agrees as follows:

          (a) That it will pay the rent and additional rent for the Premises at the time and in the manner herein stated, together with all other sums owing by TENANT to LANDLORD pursuant to the term of this Lease and all costs and expenses caused by the nonpayment thereof or by the default of TENANT in the performance of any of the terms of this Lease, including without limitation reasonable attorney's fees and costs of collection.


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          (b)  Subject to the provisions of Paragraph 5(b), TENANT will make, at its costs and expense, all replacement and repairs necessary for the proper preventive maintenance of the Premises, including, by way of illustration and not limitation, the changing or cleaning of filters, lubrication of mechanical systems, replacing all broken glass with glass of the same size and quality of that broken, etc., and upon the termination of this Lease by lapse of time or otherwise, TENANT will peaceably yield up possession of the Premises to LANDLORD in as good condition ad repair as the same were in on the date hereof, loss by fire, lightning, windstorm, and ordinary wear and tear excepted and will deliver keys to LANDLORD. TENANT will keep said Premises and appurtenances, as well as all catch basins, drains, stools, lavatories, sidewalks, adjoining alleys and all other facilities and equipment in a clean and healthy condition, according to the applicable rules, regulations, laws and ordinances, and the direction of the proper public officers, during the term of this Lease, at its own expense. TENANT shall also keep the interior of the Premises, including but no limited to, the electrical system, heating and air conditioning systems, refrigeration systems, windows, doors, sprinkler and plumbing systems, and lock doors, seals and levers, and the exterior of the Premises in good repair at its own expense. TENANT will not commit or permit any nuisance to exist in or on the Premises, or commit or permit any offensive activity or condition, whether noise, odor, smoke, sewerage, chemical wastes or otherwise. TENANT has examined the Premises prior to the execution of this Agreement and is satisfied with the physical condition of Premises "AS IS", and TENANT's acceptance in taking possession hereof shall be conclusive evidence of receipt thereof in good order and repair. TENANT agrees and admits that no representations, statements, warranties, either express or implied, in fact or by law, has been made by or on behalf of the LANDLORD as to the condition or repair of the Premises, or the suitability of the Premises for the TENANT's intended use, and TENANT further agrees and admits that no agreement or promise to repair or improve the Premises not contained herein as been made by LANDLORD. LANDLORD shall not be responsible for any latent defect in the buildings or any part of the Premises.

          (c) That LANDLORD shall not be liable for any injuries to the property of TENANT or any loss or damage sustained by TENANT caused by or resulting from the condition of the Premises or defective plumbing, wiring, or heating equipment or from gas, water, steam, sewage, or as a result of the breaking or bursting of any pipes or the bursting, leaking, or overflowing of any tank, plumbing equipment, or pipes located in on about the Premises or from any adjacent Premises or for any loss or damage resulting from or occasioned by water, snow, or ice coming upon said Premises or as a result of any act or neglect of the owners or occupants of any adjacent property or part thereof.

          (d) That it shall not assign this Lease nor sublet the Premises nor assign or transfer any option or right granted to it by this Lease without obtaining the proper written consent of LANDLORD, which consent shall not be unreasonably withheld. Any such assignment or transfer, with or without the consent of LANDLORD, shall not relieve or release TENANT or any Guarantor from any obligations, covenants, undertakings, representations, warranties, and indemnifications set forth herein.

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               LANDLORD hereby consents to TENANT's assignment or subletting of all or a part of the Premises at all times during the term of this Lease to a parent corporation of TENANT, to one or more subsidiaries of TENANT, to any other company that is affiliated with TENANT or to the surviving corporation of a merger with TENANT, provided, however, that TENANT shall give LANDLORD prior written notice of any such assignment or subletting and TENANT shall not be released or relieved of any of its duties, obligations or primary liability under the Lease, whether past, present or future, as a result of any such assignment or subletting unless LANDLORD, in LANDLORD's sole good faith discretion, agrees in writing to such release. For purposes of this Lease, an "affiliate" of an entity shall mean a parent or subsidiary corporation of TENANT or any other entity controlled by, or controlling, or under common control with, the first such entity ("control" for this purpose means ownership of fifty percent (50%) or more of the legal and equitable interest in the entity controlled).

          (e) That it will so conduct and carry on its business in the Premises in a manner that the reputation of the Premises shall not be injured, that the rate of insurance thereon will not be increased, and in accordance with all ordinances of the County of Elkhart, all laws of the State of INDIANA, and all other lawful rules and regulations which are now or may hereafter be in effect including, without limitation, those governing zoning, health, safety and occupational hazards, and pollution and environmental control.

          (f) That it will not make any changes, alterations, or additions to the Premises without first having obtained the written consent of LANDLORD thereto, which consent shall not be unreasonably withheld, and that if any of said alterations, changes, or additions thereto are permitted by LANDLORD to be made, then the same shall forthwith be and become a part of the Premises and belong absolutely to LANDLORD and not subject to removal, change, or destruction by TENANT. If the change will not reduce the appraised value of the leased premises, such consent shall be granted.

               If said alterations, repairs, or additions are made, then the cost thereof shall be paid by TENANT whenever the same shall become due and payable, and it shall not permit any mechanic's lien to be filed against, or attached to, the afore described real estate, or any part thereof, for any purposes whatsoever.

          (g) That it shall pay as and when the same become due and payable the entire cost of all electricity, gas, water, and other utilities used in or about the Premises, and it will not permit the charges therefor to become delinquent. The TENANT shall indemnify the LANDLORD against any and all liabilities or damages arising on account of the failure of the TENANT to pay charges for said utilities.

          (h) That at all times during the term of this Agreement, at TENANT's sole cost and expense, it shall maintain comprehensive general liability insurance insuring against any and all damages and liability in amounts not less than One Million Dollars ($1,000,000.00) per person. Two Million Dollars ($2,000,000.00) per occurrence, and Five Million Dollars ($5,000,000.00) general total limit. The insurance coverage herein provided shall be with an


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insurance carrier acceptable to LANDLORD and shall further name LANDLORD as a named insured. The coverage shall be evidenced by a certificate certifying the existence of the above referenced coverage and agreeing that the policy may not be modified or canceled without at least thirty (30) days prior written notice to LANDLORD. The parties agree that the insurance coverage herein obtained and provided by TENANT shall be considered the primary insurance coverage for any risk or loss arising from the use or occupancy of the real estate and that any other coverage available to LANDLORD or maintained by LANDLORD shall be considered excess over and above the coverage provided by TENANT.

               All insurance shall be carried in the name of the TENANT, and shall name LANDLORD as an additional insured. TENANT shall further deliver to LANDLORD certificates of insurance issued by each insurer and shall provide LANDLORD with evidence of payment of all premiums within fourteen (14) days from the date of this Agreement.

          (i) That it will indemnify and save LANDLORD harmless from any and all claims, demands, judgments, penalties, fines, losses, costs, expenses, suits for damages, or damages, including exemplary or punitive damages, and attorney's fees claimed to be directly or indirectly, in whole or in part, due to the condition of the Premises or due to TENANT's use of said property.

          (j) That LANDLORD and its designated representatives shall have the right to enter upon the premise at all times for the purpose of examining, exhibiting, repairing, altering, or making additions to the Premises, provided that such actions by LANDLORD shall not unduly interfere with the use of the Premises by TENANT.

          (k) Except for claims resulting solely from the negligence of LANDLORD, TENANT shall indemnify, defend, and hold harmless the LANDLORD and the Premises, at the expense of TENANT, against any and all claims, expenses, liabilities, demands, judgments, fines, penalties, costs, damages and attorney's fees arising from the management and possession of the Premises or any occurrence on or about the Premises or any default by the TENANT hereunder or any act or omission, whether intentional, reckless or negligent, of the TENANT or its agents, directors, officers, shareholders, employees, licenses, invitees or any one under its control.

     7. MECHANICS' LIENS. No person shall be entitled to any lien upon the Premises, in whole or in part, or any interest or estate in any such property, by reason of any work, labor, service or material claimed to have been performed or furnished to or for the TENANT, or otherwise on account of any act or failure to act on the part of the TENANT, and the TENANT shall neither cause nor permit the filing of any such lien. If any such lien, claim or notice shall be filed, the TENANT shall cause the same to be released within forty-five (45) days; and if not so released, the LANDLORD, at its option, may pay up to the full amount of such lien claim to cause its release, and such amount together with interest thereon from the date of payment, shall be deemed additional rent due and payable by the TENANT immediately. Nothing in this Agreement shall be deemed or construed to constitute consent to or request by any party for the

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performance of any labor or services or the furnishing of any material for the improvement, alteration or repair of the Premises; nor as giving the TENANT the right or authority to contract for, authorize or permit the performance of any labor or services or the furnishing of any material that would permit the attachment of a valid mechanics' lien.

     8. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease and the TENANT's interest hereunder is and shall be subject and subordinate to the lien of any mortgage, ground lease, installment sale agreement or other instrument of security now existing or hereafter placed upon any or all of the LANDLORD's interest or estate in the property in or upon which the leased Premises is located, and to all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "Mortgage" and the holder of such Mortgage, its successors and assigns, are referred to as a "Mortgagee"), all automatically and without the necessity of any further action on the part of the TENANT to effectuate such subordination. In case the LANDLORD's interest or estate shall terminate by foreclosure or otherwise, then the Mortgagee shall have all the rights of the LANDLORD under this Agreement, following such termination. The TENANT, at the request of the Mortgagee or the purchaser in connection with any foreclosure sale or deed in lieu thereof, shall attorn to the Mortgagee or purchaser ( as the case may be). Upon request of any Mortgagee, the TENANT shall execute and deliver such further instruments evidencing the foregoing subordination and Attornment agreements as shall be desired by such Mortgagee; provided, however, that the foregoing subordination and attornment agreements are given upon the understanding, and any such instrument shall contain the Mortgagee's agreement that, if the Mortgagee or any such purchaser shall so succeed to the interest or estate of the LANDLORD, through foreclosure or otherwise, the TENANT shall be allowed to continue in possession of the leased Premises as provided in this Agreement so long as the TENANT shall not be in default.

     9. CONDEMNATION. In the event the Premises or any portion thereof are condemned for any public use or purpose by any legally constituted authority and by reason thereof the Premises are rendered untenable and unsuitable for use by TENANT, then this Lease shall terminate from the time when possession is taken by such public authority and the rental payments shall be prorated between LANDLORD and TENANT as the date of the surrender of possession.

          The entire award made with respect to the real estate shall belong to the LANDLORD and the TENANT shall not be entitled to share in such award to any extent; provided, however, the TENANT shall have the right to recover compensation from the condemning authority for any loss or damage to its business caused by such condemnation; further provided, however that such award does not in any way reduce the award to the LANDLORD.

     10. WAIVER OF SUBROGATION. LANDLORD and TENANT, and all parties claiming by, under, or through them, hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Premises or covered


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by insurance in connection with property on or activities conducted on the
Premises regardless of the cause of the damage or loss.

     11. TENANT'S PROPERTY. The TENANT's property in, or about the leased Premises shall be at its own risk, and the LANDLORD shall not be liable for any damage to or theft of the TENANT's goods, commodities, materials, leasehold improvements, or other property of the TENANT, however caused, including but not limited to negligence of the LANDLORD, its employees or agents. The TENANT agrees that any insurance policy or policies maintained with respect to its property shall contain a clause waiving rights of subrogation against the LANDLORD, its employees and agents.

     12. HOLDOVER BY TENANT. LANDLORD and TENANT agree that if TENANT holds over or occupies the Premises beyond the term of this Lease without the consent of LANDLORD (it being agreed that there shall be no such holding over or occupancy without LANDLORD's written consent), TENANT shall occupy the Premises as TENANT from month to month and all other terms and provisions of this Lease, except for the amount of rent, pertaining to TENANT's obligations shall be applicable. TENANT further agrees that in the event the TENANT holds over or occupies the Premises beyond the term of the Lease the TENANT shall pay to the LANDLORD, as liquidated damages, one hundred fifty percent (150.00%) of the monthly rental payments described in paragraph 3 herein for each month of TENANT's holdover. TENANT further agrees that it shall be liable to the LANDLORD for one hundred fifty percent (150.00%) of said monthly rental payment for any holdover of less than one month. Nothing herein contained shall limit or prohibit the right of LANDLORD to obtain a judgment of immediate possession and damages in the event. TENANT shall hold over or occupy the Premises beyond the term of this Lease without LANDLORD's written consent.

     13. LANDLORD'S RIGHT-TO-CURE DEFAULTS. LANDLORD may, but shall not be obligated to, cure at any time after thirty (30) days notice, any default including but not limited to insurance, taxes, encumbrances, assessments, or other charges by TENANT under this Lease; and whenever LANDLORD so elects, all costs and expenses incurred by LANDLORD in curing such default, including without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the rate of twelve percent (12.00%) per annum, shall be paid by TENANT to LANDLORD on demand, and shall be recoverable as additional rent.

     14. DESTRUCTION OF PREMISES. In the event the Premises are only partially destroyed or partially damaged and that damage was not caused by the negligence of the TENANT or the TENANT's failure to perform so that some part thereof shall not be fit for use by the TENANT, then the cash rent, or a fair and just proportionate part thereof, according to the nature and extent of the damage shall be suspended and abated and cease to be payable until said lease Premises shall have been repaired, and made fit for use.

          In the event the Premises are destroyed or substantially damaged by fire, lightning, windstorm, or other hazard not caused by the negligence of the TENANT or the

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TENANT's failure to perform and the Premises thereby become untenable, dangerous, or unfit for occupancy and use by TENANT, then LANDLORD shall have a period of thirty (30) days from the date of TENANT's written notice to LANDLORD of such destruction or damage to notify TENANT of LANDLORD's intention to make the Premises fit for occupancy. If LANDLORD does not give TENANT such notice of intention within thirty (30) days from the date of TENANT's notice of such destruction or damage or in the event LANDLORD gives such notice within thirty
(30) days but fails to have the Premises made fit for occupancy within one hundred eighty (180) days after the date of such notice of destruction or damage, then TENANT shall have the option to terminate this Lease by serving upon LANDLORD its written notice of termination and TENANT shall not be liable for any rent accruing after such termination. In this event, TENANT shall not be liable for rent accruing after the date of such destruction or damage.

     15. DEFAULT. If the rent or any additional rent shall at any time be in arrears an unpaid, and without any demand being made therefor; or if TENANT shall fail to keep and to perform any of the covenants, agreements, or conditions of this Lease to be performed by TENANT, and such default is not cured within fourteen (14) days after written notice from LANDLORD setting forth the nature of such default; or if TENANT abandons or vacates the Premises; or if TENANT shall be adjudged bankrupt, or shall make an assignment for the benefit of creditors; or if the interest of TENANT hereunder shall be sold under execution or other legal process; or if TENANT shall file a voluntary petition in bankruptcy, or shall be placed in the hands of a receiver, it shall be lawful for LANDLORD, its heirs or assigns without notice or process of law, to enter into said Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and thereupon this Lease and everything herein contained on the part of LANDLORD to be done and performed shall cease, terminate and be utterly void, all at the election of LANDLORD; without prejudice, however, to the right of LANDLORD to recover from TENANT, or assigns, all rent and other amounts due up to the time of such entry. In case of any such default and entry by LANDLORD, LANDLORD may, but is under not obligation to, relet the Premises for the remainder of said term for the highest rent obtainable and may recover from TENANT any deficiency between the amount so obtained, and the rent hereinabove reserved. Failure on the part of the LANDLORD to avail themselves of any right or remedy hereunder shall not constitute a waiver thereof as to any future default or breach by TENANT, or its assigns.

     16. DEFAULT OF TENANT. Upon the occurrence of an event of default, LANDLORD shall have all the remedies of a secured party available under Indiana law. These remedies include, without limitation, the right to take possession of the collateral and for that purpose, LANDLORD may enter upon any Premises on which the collateral, or any part of it, may be situated and remove it and TENANT shall hold LANDLORD harmless from any liability sustained thereby, except through wanton or willful misbehavior. LANDLORD may require that TENANT make the collateral available to LANDLORD at a place to be designated by LANDLORD which is reasonably convenient to both parties. Unless the collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market, LANDLORD shall give TENANT at least ten (10) days prior written notice of the time and place of any public sale thereof or of the time in which any private sale or any other intended disposition thereof is to


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be made. Expenses of retaking, holding, preparing for sale, selling and the like shall include LANDLORD's reasonable attorney's fees and legal expenses.

     17. AUTHORIZATION. This Lease Agreement is executed by duly authorized officers of the parties, for and on behalf of the parties, and the persons executing this Lease, for and on behalf of the said parties, acknowledge and state that they have full power and authority to execute this Lease pursuant to the law, the bylaws of the parties and authority of the parties' Board of Directors.

     18. SECURITY DEPOSIT. The TENANT shall pay to the LANDLORD as security (and not as a payment of rent, final or otherwise) for the full and faithful performance by TENANT of any and all of its obligations and duties under this Lease and without any liability on LANDLORD for interest, the sum of Ten Thousand Dollars ($10,000.00). The security deposit shall be held by LANDLORD without liability for interest as security for the faithful performances by TENANT of all of the terms, conditions and covenants of this lease.

          In the event of default by the TENANT in the performance of any of the obligations and duties to be performed by it under the terms of this Lease, the LANDLORD may apply such sum to any liability, cost, or damages caused by TENANT without waiving or limiting the LANDLORD's right to further hold TENANT responsible for liability, costs, or damages otherwise due. If TENANT fully performs its obligations hereunder, the LANDLORD shall repay to TENANT all or such part of the sum paid as security as TENANT shall then be entitled to receive upon completion of any repairs or when the Premises is deemed tenable or within thirty (30) days of the termination of this Lease, whichever occurs last. TENANT is responsible for providing LANDLORD with a forwarding address to which any deposit return may be sent.

     19. RENT ON NET RETURN BASIS. It is specifically agreed and understood by the parties hereto and excepting only as otherwise expressly set forth herein, the rent provided for in this Lease Agreement is intended to be and shall be an absolute net return to the LANDLORD, free of any expense or charges with respect to the leased Premises, including by way of illustration and not limitation, all taxes, assessments, insurance, utilities, and repairs which shall be paid by the TENANT as more particularly specified herein.

     20.  OPTION TO RENEW.

          (a) It is agreed by and between the parties hereto that TENANT shall have the option to renew this Lease for two periods of three (3) years each, commencing immediately upon the expiration of the then current term.

               Provided, however, in order for TENANT to exercise its option to renew this Lease under the terms and conditions hereinafter more particularly provided, TENANT must give LANDLORD notice of its election to renew this Lease, which notice shall be in writing, and addressed to LANDLORD's address listed herein. Such notice must be given by TENANT to

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LANDLORD and received by LANDLORD not less than one hundred eighty (180) days prior to the termination of the original rental period of any extension thereof. TENANT must not be in default of any of the terms and conditions of this agreement and LANDLORD may, at his option, require an Environmental Assessment prior to such option renewal of this Lease.

               In the event TENANT shall elect to exercise its option to review described above for the subject Lease Agreement, such renewal period will be under the same terms and conditions as the original rental period with the exception of the monthly rental of the leased Premises. The monthly rental rate shall be adjusted by multiplying the then current rental rate by a fraction, the numerator of which is the most recently available Consumer Price Index (as defined below), (the "Current CPI"), and the denominator of which is the Consumer Price Index for the period ended one year prior to the date of the Current CPI. As used herein, the term Consumer Price Index means the Consumer Price Index published by the United States Department of Labor - Bureau of Labor Statistics All Urban Consumers (CPI-U), 1982- 1984=100.

               In the event TENANT shall not exercise its option to renew this Lease Agreement during the term hereinabove provided, such option shall be null and void and of no further force and effect.

     21. ENTIRE AGREEMENT. There are no representations, covenants, warranties, promises, agreements, conditions, or undertakings, oral or written, between LANDLORD and TENANT other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon LANDLORD or TENANT unless in writing and signed by them.

     22. PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     23. NUMBER AND GENDER. This Lease shall be construed without reference to paragraph headings which are inserted only for convenience of reference. The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

     24.  HAZARDOUS MATERIALS.

          (a) TENANT shall not cause or permit any hazardous material to be brought upon, kept or used in or about the Premises by TENANT, its agents, employees, contractors or invitees, or engage in or permit any other entity to engage in operations at or upon the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous waste, without the prior written consent of

LANDLORD (which LANDLORD shall not unreasonably withhold as long as TENANT demonstrates to LANDLORD's reasonable satisfaction that such hazardous material, substance or waste is necessary or useful to TENANT's business and will be used, kept, generated, manufactured, refined, transported, treated, handled, disposed of and stored in manner that complies with any and all laws regulating any such hazardous material waste or substance). LANDLORD hereby consents to all hazardous materials, substances and wastes and activities related hereto existing on the Premises at the time immediately prior to the date hereof or used by Torque Engineering Corporation.

          TENANT shall comply with the Environmental Protection Act and all other federal, state, and local laws and ordinances relating to the environment, and with the rules, orders, and regulations issued and promulgated thereunder. TENANT shall be responsible for obtaining and maintaining any and all permits required for any and all operations performed on Premises including but not limited to construction and operation of any paint booths, fuel systems, or any other similar type of fixtures, operations, or processes.

          TENANT warrants that it will maintain and use the Premises free from contamination by or from any "hazardous substances" or hazardous waste of any type or nature (as such terms are defined and/or used in applicable local, state or federal law or the regulations issued under them).

          TENANT further covenants that it will not cause or permit to exist the releasing, spilling, leaking, pumping, pouring, omitting, emptying, or dumping from or on or about the Premises of any such hazardous materials.

          TENANT agrees to indemnify and hld harmless LANDLORD or its successors or assigns from any and all liability, damages, costs, claims, suits, actions, legal or administrative proceedings, fines, penalties, interest, losses, expenses, consultant's fees, expert fees, and reasonable attorney's fees resulting from or arising out of or in any way connected with injury to or the death of any person or physical damage to property of any kind wherever located and by whomever owned arising out of or in any way connected with injury to or the death of any person or physical damage to property of any kind wherever located and by whomever owned arising out of or in any way connected with the presence on, in, or under the Premises of any hazardous materials in violation of the provisions of the Paragraph.

          This indemnification is an independent covenant and shall survive the termination of this lease. LANDLORD will perform a Phase Environmental Site Assessment, according to current American Society for Testing & Materials (ASTM) standards, at LANDLORD's expense prior to the execution of this lease to determine if any condition existed before this Lease. Before the end of the lease term, at TENANT's expense, TENANT shall cause a Phase I Environmental Site Assessment, according to current ASTM standards, of the Premises to be performed by a firm acceptable to LANDLORD, and TENANT shall correct any environmental problems which were identified in that environmental audit at TENANT's sole cost and expense, to the satisfaction of LANDLORD and its counsel. Any pre-existing conditions shall be the sole responsibility of the LANDLORD.

          (b) LANDLORD represents, warrants and covenants to TENANT that, to LANDLORD's best actual knowledge, including any duty of investigation or inquiry, LANDLORD has not caused or permitted the Premises, the building, or any other structures and other improvements on the land underlying the Premises and building and such common areas (all such buildings, structures and improvements being hereinafter referred to collectively as the "Project Improvements") or the land underlying the building, to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any hazardous substances or hazardous materials or any other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state and local laws or regulations, and LANDLORD has not caused or permitted and, after reasonable investigation, has no knowledge of the presence of or of a release or threatened release of any hazardous substances or hazardous materials at, on, from or under the Premises, the building or any other project improvements or the land including but not limited to soil and groundwater underlying the building or any other project improvements, at, on, from, under or off of any other property and affecting or impacting the building or any other project improvements in any way

     25. NOTICES. All notices from TENANT to LANDLORD required or permitted by any provision of this Lease shall be directed to LANDLORD as follows:

                      Richard W. Strefling Industries, Inc.
                         Attention: Richard W. Strefling
                                   PO Box 1647
                                Elkhart, IN 46515
                              cc: Michael C. Givler

          All notices from LANDLORD to TENANT required or permitted by any provision of this Lease shall be directed to TENANT as follows:

                                Richard D. Wedel
                                 3900 Woodcastle
                              Evansville, IN 47711

          All notices to be given by either party shall be written and sent by registered or certified mail, postage prepaid, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for the above set forth, and thereafter notices shall be directed to such substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail, or three (3) days after deposited in the United States mail, postage prepaid, which ever is earlier.

     26. WAIVER. No waiver by LANDLORD or TENANT of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by LANDLORD shall not be deemed a waiver of any earlier breach by TENANT of any term, covenant or condition hereof, regardless of LANDLORD's knowledge of such breach when such rent is accepted. No covenant, term, or condition of this Lease shall be deemed waived by LANDLORD or TENANT unless waived in writing.

     27. BANKRUPTCY. Notwithstanding any of the provisions of this Lease to the contrary, if TENANT or TENANT's creditors commence any proceeding under the Federal Bankruptcy Code, then TENANT and any successor in interest of TENANT (including but not necessarily limited to a Trustee in Bankruptcy) will, subject only to orders of the Bankruptcy Judge, consent to an application for adequate protection of LANDLORD's rights and interest, which will provide, at a minimum, for additional assurance of the payment of all future installments of rent, by paying to LANDLORD an amount equal to one-sixth (1/6th) of the annual rental due under this Lease. TENANT and such successors agree that any action to terminate possession of the property after commencement of proceedings under the Bankruptcy Code brought because of any default under this Lease shall not be in contravention of or subject to the restrictions of the 11 U.S.C. Section 365(e).

     28. REMOVAL OF EQUIPMENT. Upon the termination of this Lease, by expiration of time or otherwise or any other time during the continuance hereof, the TENANT shall have the right, at its sole cost and expense to remove from the Premises any trade fixtures, equipment, machinery, or other personal property installed in, or attached to, the Premises by, or at the expense of the TENANT; PROVIDED, HOWEVER, that at the time of such removal the portion of portions, if any, of the Premises, injured by such removal shall be restored to its former condition, ordinary wear and tear and damage by fire or other casualty excepted. TENANT shall comply with any and all federal, state and local ordinances, statutes and regulations, in shutting down the operation and removal of any such fixtures.

     29. LATE FEE. TENANT and LANDLORD further agree that the TENANT is liable for additional late charges that will occur due to the payment of the TENANT obligations being received by the LANDLORD after the fifth (5th) of each month. LANDLORD will charge the TENANT a late fee of two (2) times the per diem rental per day for each calendar day the TENANT is in default after the first day of each month.

     30.  OPTION TO PURCHASE.

          It is agreed by and between the parties hereto that TENANT shall have the option to purchase said real estate for One Million Dollars ($1,000,000.00) at any time during the initial three (3) year term of this Lease. It is also agreed by and between the parties hereto that TENANT shall have the option to purchase said real estate during the renewal period(s) at the greater of (a) the amount of One Million Dollars ($1,000,000.00) or (b) at an adjusted amount calculated by multiplying One Million Dollars ($1,000,000.00) by a fraction, the numerator of which is the most recently available Consumer Price Index (as defined below), the "Current CPI" and the denominator of which is the Consumer Price Index at the date of the option to purchase, the date of this Lease. As used herein, the term Consumer Price Index means the Consumer Price Index Urban Consumers (CPI-U), 1982-1984=100. Provided, however, in order for TENANT to exercise its purchase option, TENANT must give LANDLORD notice of its election to purchase, which notice shall be in writing, and addressed to LANDLORD's address listed herein or such other place as the LANDLORD may hereafter designate in writing. Such notice must be given by TENANT to LANDLORD and received by LANDLORD not less than one hundred and eighty (180) days prior to the termination of the initial period or the renewal option period(s).

          In the event TENANT shall not exercise its option to purchase during the initial term or any extension option period herein above provided, such option shall be null and void and of no further force and effect.

          TENANT's obligations to consummate the purchase of the demised premises under this Option are subject to satisfaction of the following conditions, unless waived in whole or in part by TENANT, that:

          (a) ENCROACHMENTS. There are no material encroachments upon the demised premises, all improvements upon the demised premises are entirely within the boundaries of such demised premises and are not in violation of any applicable set back lines; and

          (b) MARKETABLE TITLE. Marketable and merchantable title to the demised premises shall be conveyed to TENANT subject only to the following rights, duties, obligations, conditions and matters existing as of the date of
Closing:

               (i) Those taxes, liens and assessments, if any, which TENANT under the terms and conditions of the Option has agreed to pay; and

               (ii) Covenants, conditions, restrictions and easements, if any, set forth of record, provided the same do not prohibit the use of the demised premises for its intended use; no violations currently exist; and that any such violations will not result in forfeiture of title; and

               (iii) Zoning ordinances and other governmental restrictions affecting the demised premises, provided the same do not prohibit the use of the demised premises for its intended use; no violations currently exist; and that any such violations will not result in forfeiture of title;

               (iv) Recorded utility easements, rights of way and other nonmaterial encumbrances not adversely affecting the use of the demised premises for the purposes contemplated by TENANT; and

               (v)  Rights of tenants in possessions.

          (c) INGRESS AND EGRESS. At the time of closing, LANDLORD represents that there shall exist indefeasible access routes, rights of way, and/or easements for ingress and egress from the demised premises to a public street or thoroughfare.

          (d) ENVIRONMENTAL ASSESSMENT. TENANT shall have obtained a current Phase I Environmental Site Assessment, according to current American Society for Testing & Materials (ASTM) standards, prepared by an environmental consulting firm acceptable to LANDLORD, demonstrating that there does not exist upon or in connection with the demised premises any environmental defect, as defined under Indiana law, or any set of facts or circumstances which could result in material environmental risks or liabilities to Lessee, including, without limitation, risks or liabilities resulting from violation of any environmental law, including, without limitation, any federal, state or local statute, rule or regulation dealing with hazardous, toxic or infectious wastes or materials. Such Phase I Environmental Site Assessment, according to current American Society for Testing & Materials (ASTM) standards, shall be conducted at TENANT's expense, and shall include a comprehensive environmental assessment report (which shall include a visual survey and record review) assessing the presence of hazardous, toxic or infectious wastes or substances, PCBs, asbestos containing materials, lead-based paints, underground storage tanks and other matters with respect to the demised premises and the possibility of liability or risk concerning environmental matters. A copy of such environmental report shall be promptly delivered to LANDLORD. In the event this transaction does not close, each party agrees to keep confidential and not disclose to third parties the results of the environmental assessment.

          (e) PRIOR REPORTS. LANDLORD shall have delivered to TENANT the most recent title policies and surveys, if any known to LANDLORD and in LANDLORD's possession and control with respect to the demised premises.

          (f) SURVEY. TENANT may order and obtain, at TENANT's expense, a current staked survey of the demised premises and all improvements thereon prepared by a registered land surveyor or engineer acceptable to TENANT, licensed in the State of Indiana, and certified or recertified no earlier than the date of the exercise of the Option. The recertification shall contain a certification to TENANT by the surveyor or engineer, among other things, as to the exact acreage of the demised premises, the locations of all improvements on the demised premises and encroachments (if any), and whether or not the demised premises lies within a flood plain area. In addition, the survey shall identify, locate and describe geographically, by legal description, and by reference to recording data all easements, restrictions, covenants, encroachments and similar information concerning the demised premises. The survey shall satisfy all Minimum Standard Detail Requirements for Land Title Surveys in the State of Indiana.

          (g)  INSPECTIONS. TENANT shall have approved, in its sole discretion,
(i) the permits and licenses required for the occupancy and operation of the demised premises; (ii) all zoning, building code and other governmental laws, ordinances, rules, regulation, rulings and decisions applicable to the demised premises; and (iii) engineering and physical inspection of the demised premises.

          Within thirty (30) days (or as soon thereafter as available) after the date TENANT exercises its Option herein granted, LANDLORD shall, at its sole expense, deliver to TENANT a preliminary commitment for an owner's policy of title insurance (the "Commitment") issued by a title insurance company licensed to do business in the State of Indiana, in which the title insurance company shall agree to insure merchantable title in the name of TENANT after delivery of a general warranty deed to TENANT subject only to general standard exceptions in the ALTA 1990 form of owners policy covering the demised premises in the amount of the Purchase Price.

          Within ten (10) days following TENANT's receipt of the Commitment, TENANT shall designate in writing to LANDLORD such objections or defect in title to the demised premises as TENANT shall deem unacceptable. LANDLORD shall cause such objections and defect to be eliminated promptly and within a reasonable time after the designation of the same to LANDLORD within thirty (30) days after LANDLORD's receipt of TENANT's notification of objections and defects. In the event that such objections or defects are not removed or eliminated by LANDLORD within a reasonable time after designation thereof in writing, any such objections or defects may, at TENANT's sole election, be waived or this Option may be terminated.

          TENANT's right to exercise the Option herein granted is conditioned upon the faithful performance by TENANT of all of the covenants, conditions and agreements under this Lease and the payment by TENANT of all Rent, Additional Rent and other special payments as provided in the Lease to the date of the completion of the purchase of the demised premises by TENANT.

          The consummation of the sale by LANDLORD and the purchase by the TENANT of the demised premises under this Option (the "Closing") shall be a date mutually agreeable to LANDLORD and TENANT but shall not be later than one hundred and eighty (180) days after TENANT's exercise of the Option, except as set forth in Subsection (b) herein.

          By accepting the demised premises at Closing, TENANT shall be thereby deemed to have Acknowledged that TENANT has examined and inspected the demised premises; is familiar with the condition thereof, and accepts the demised premises "AS IS" and "WITH ALL FAULTS" as the same then exists. TENANT further acknowledges that neither LANDLORD nor anyone acting on LANDLORD's behalf has made any representation or warranty of any kind unto TENANT regarding the condition of the demised premises, including, but not limited to, representations regarding the environmental condition or the existence of hazardous substances.

          At the Closing, LANDLORD shall deliver to TENANT a good and sufficient warranty deed conveying the demised premises to TENANT, subject, however, to (i) the lien of taxes and assessments assumed by TENANT in accordance with the terms and provisions of this Option; (ii) the matters set forth in the Title Commitment which are not objected to by TENANT as set forth above; (iii) such liens and encumbrances as may have been placed upon the demised premises by or through the acts of TENANT; (iv) all building and use restrictions, if any, of record as of the date of this Lease; (v) all ordinances and zoning regulations affecting title to the demised premises; and (vi) such other matters as TENANT shall consent to, in its sole discretion.

          Except as otherwise set forth in this Lease, until the purchase an sale of the demised premises is consummated at the closing, the risks of ownership and loss of the demised premises shall be borne solely by LANDLORD. If prior to the closing any casualty of the demised premises occurs by fire or any other cause whatsoever, or the demised premises is taken, in whole or in part, by condemnation or other exercise of the power of eminent domain, or any notice thereof is given, LANDLORD shall promptly notify TENANT, who, if the casualty loss is not due to the negligence of the TENANT, shall have ten (10) days after receipt of LANDLORD's notice to terminate TENANT's obligation to purchase the demised premises, or in the alternative, proceed to closing, but with full right, power and authority to thereafter direct the course of the adjustment of the casualty loss and/or the condemnation proceeding and receive the entire proceeds of insurance and/or the condemnation award.

          If TENANT has exercised its Option, LANDLORD and TENANT agree to utilize their best efforts and negotiate in good faith a definitive written purchase agreement to be executed by the parties. Such purchase agreement shall contain those terms and conditions set forth herein and other standard terms and conditions which are usual and customary in Elkhart, Indiana.

          It is expressly acknowledged that TENANT may assign its rights under this Section with approval of LANDLORD which shall not be unreasonably withheld.

     31. ATTORNEY'S FEES. Each party hereto agrees to pay the reasonable attorney's fees of the substantially prevailing party incurred in enforcing the terms of this Lease in the event of a violation of the terms or covenants herein contained.

     32. APPLICABLE LAW. This Lease shall be construed in accordance with the laws of the State of Indiana and shall be binding upon the parties hereto and upon their respective successors.

     33. MEMORANDUM OF LEASE. Upon the Request of TENANT, LANDLORD shall execute a short form memorandum of lease for recording.

     IN WITNESS WHEREOF, LANDLORD and TENANT have executed this Real Estate Lease in multiple counterparts this day and year first above written.


RICHARD W. STREFLING INDUSTRIES, INC.            QUINTESSENCE OIL CO., INC.

BY:  /s/ Richard W. Sterfling                    BY: /s/ Raymond B. Wedel
     ------------------------------                 -------------------------
     Richard W. Strefling                        Name: Raymond B. Wedel
     President                                   Title: President

     LANDLORD                                    TENANT

                                                                   EXHIBIT A (i)


Lots Number Twenty-one (21) and Twenty-two (22) as the said Lots are known and designated on the recorded Plat of ELK-AIR INDUSTRIAL PARK SECOND SUB DIVISION, in Osolo Township; said Plat being recorded in Plat Book 11, page 47 in the Office of the Recorder of Elkhart County, Indiana.

EXHIBIT A(ii)

Diagram of Floor Plan Omitted.

                                REAL ESTATE LEASE
                                    ADDENDUM


EXHIBIT B


Addendum to paragraph 4(a) Additional Rent

Upon written notice of termination of this lease agreement the TENANT will pay with said notice the subsequent May 10 real estate property taxes payable.


                                       LANDLORD

                                       RICHARD W. STREFLING INDUSTRIES, INC.


                                       /s/ Richard W. Sterfling
                                       -------------------------------------
                                       Richard W. Strefling, President



                                       TENANT

                                       QUINTESSENCE OIL CO., INC.


                                       /s/ Raymond B. Wedel
                                       -------------------------------------




                                       21